Exhibit 99.1

Contact: Mike Drickamer

Vice President, Investor Relations

(281) 765-7170

Patterson-UTI Energy Reports Financial Results for the Quarter Ended December 31, 2022

HOUSTON, Texas – February 8, 2023 – PATTERSON-UTI ENERGY, INC. (NASDAQ: PTEN) today reported financial results for the quarter ended December 31, 2022. The Company reported net income of $100 million, or $0.46 per share, for the fourth quarter of 2022, compared to net income of $61.5 million, or $0.28 per share, for the third quarter of 2022. Revenues for the fourth quarter of 2022 were $788 million, compared to $728 million for the third quarter of 2022.

Andy Hendricks, Patterson-UTI’s Chief Executive Officer, stated, “We are pleased to report another quarter of solid financial results with improving profitability. Our fourth quarter results were driven by exceptional execution across both our contract drilling and pressure pumping segments.

“Also, during the fourth quarter, we returned $74.3 million to shareholders and repurchased $22.4 million of long-term indebtedness. Shareholder returns included the purchase of approximately 3.3 million shares of our common stock for $57.2 million and our regular quarterly dividend.”

Mr. Hendricks continued, “Our average rig count in the United States increased to 131 rigs in the fourth quarter from 128 rigs in the third quarter. Demand for Tier-1, super-spec rigs remains strong and availability remains constrained. We expect our rig count in the United States will average 130 rigs in the first quarter and then grow modestly throughout the remainder of 2023.

“Contract drilling revenues and margins improved during the fourth quarter, as we benefited from successful contract renewals at more favorable pricing. With these contract renewals, our average rig revenue per day in the United States increased by $3,160 to $31,830 during the fourth quarter. Average rig operating cost per day in the United States increased by $190 to $18,380 during the fourth quarter. Average adjusted rig margin per day in the United States increased by $2,970 to $13,450 for the fourth quarter.

“As of December 31, 2022, we had term contracts for drilling rigs in the United States providing for future dayrate drilling revenue of approximately $830 million, up from $710 million at September 30, 2022. Based on contracts currently in place in the United States, we expect an average of 87 rigs operating under term contracts during the first quarter of 2023 and an average of 56 rigs operating under term contracts during 2023.

“In pressure pumping, revenues and margins improved during the fourth quarter. Our active spreads remained highly utilized with only minimal downtime during the holiday season. This outcome was achieved through our strategic alignment with key customers, which allowed us to capitalize on strong demand and secure more favorable pricing for our services. Pressure pumping revenues increased $19.1 million sequentially to $307 million for the fourth quarter, and adjusted gross margin increased $10.1 million sequentially to $86.0 million.

“In directional drilling, revenues improved to $59.5 million in the fourth quarter from $58.9 million in the third quarter, and adjusted gross margin improved to $11.2 million from $10.4 million. Our directional drilling business benefited throughout 2022 from the strategic shift towards higher-margin rotary steerable work.”

Mr. Hendricks concluded, “2022 was a great year for Patterson-UTI, especially given the rapid growth in margins in contract drilling and pressure pumping, primarily from improved pricing. We expect the continued high utilization of Tier-1, super-spec rigs and premium pressure pumping equipment to be supportive of leading-edge rates. These rates provide a strong foundation for earnings growth in 2023 as we continue to reprice drilling rig contracts to higher dayrates.

“While natural gas prices have come down since the beginning of the year, we believe that we have limited exposure to this decline. Our natural gas activity is primarily in the Northeast, where we expect drilling and completion activities to remain steady, as production from those fields primarily services that local region. While gas markets outside of the Northeast may soften in activity, we do not believe that the release of any Tier-1, super-spec rigs from these areas would negatively impact pricing as utilization for available rigs of this type is near 100%. Based on our overall outlook for the year, we expect our rig count to increase modestly in 2023.

“Based on our outlook for 2023 activity, which includes additional rig reactivations and the reactivation of our 13th spread, we expect 2023 capital expenditures will be approximately $550 million. Given our outlook for significantly higher profitability and cash flow in 2023, we continue to target a return of 50% of free cash flow to shareholders through a combination of dividends and share buybacks.”

The Company declared a quarterly dividend on its common stock of $0.08 per share, payable on March 16, 2023, to holders of record as of March 2, 2023.

For purposes of the shareholder return target, the Company defines free cash flow as cash flow provided by operating activities minus capital expenditures. The shareholder return target, including the amount and timing of any dividend payments and/or share repurchases are subject to the discretion of the Company’s Board of Directors and will depend upon business conditions, results of operations, financial condition, terms of the Company’s debt agreements and other factors.

All references to "per share" in this press release are diluted earnings per common share as defined within Accounting Standards Codification Topic 260.

The Company's quarterly conference call to discuss the operating results for the quarter ended December 31, 2022, is scheduled for tomorrow, February 9, 2023, at 9:00 a.m. Central Time. The dial-in information for participants is (888) 550-5422 (Domestic) and (646) 960-0676 (International). The conference ID for both numbers is 3822955. The call is also being webcast and can be accessed through the Investor Relations section of the Company’s website at investor.patenergy.com. A replay of the conference call will be on the Company’s website for two weeks.

About Patterson-UTI

Patterson-UTI is a leading provider of oilfield services and products to oil and natural gas exploration and production companies in the United States and other select countries, including contract drilling, pressure pumping and directional drilling services. For more information, visit www.patenergy.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect Patterson-UTI's current beliefs, expectations or intentions regarding future events. Words such as "anticipate," "believe," "budgeted," "continue," "could," "estimate," "expect," "intend," "may," "plan," "predict," "potential," "project," "pursue," "should," "strategy," "target," or "will," and similar expressions are intended to identify such forward-looking statements. The statements in this press release that are not historical statements, including statements regarding Patterson-UTI's future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond Patterson-UTI's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: adverse oil and natural gas industry conditions; global economic conditions, including inflationary pressures and risks of economic downturns or recessions in the United States and elsewhere; volatility in customer spending and in oil and natural gas prices that could adversely affect demand for Patterson-UTI’s services and their associated effect on rates; excess availability of land drilling rigs, pressure pumping and directional drilling equipment, including as a result of reactivation, improvement or construction; competition and demand for Patterson-UTI’s services; the impact of the ongoing conflict in Ukraine; strength and financial resources of competitors; utilization, margins and planned capital expenditures; liabilities from operational risks for which Patterson-UTI does not have and receive full indemnification or insurance; operating hazards attendant to the oil and natural gas business; failure by customers to pay or satisfy their contractual obligations (particularly with respect to fixed-term contracts); the ability to realize backlog; specialization of methods, equipment and services and new technologies, including the ability to develop and obtain satisfactory returns from new technology; the ability to retain management and field personnel; loss of key customers; shortages, delays in delivery, and interruptions in supply, of equipment and materials; cybersecurity events; synergies, costs and financial and operating impacts of acquisitions; difficulty in building and deploying new equipment; governmental regulation; climate legislation, regulation and other related risks; environmental, social and governance practices, including the perception thereof; environmental risks and ability to satisfy future environmental costs; technology-related disputes; legal proceedings and actions by governmental or other regulatory agencies; the ability to effectively identify and enter new markets; public health crises, pandemics and epidemics; weather; operating costs; expansion and development trends of the oil and natural gas industry; ability to obtain insurance coverage on commercially reasonable terms; financial flexibility; interest rate volatility; adverse credit and equity market conditions; availability of capital and the ability to repay indebtedness when due; our return of capital to stockholders; stock price volatility; and compliance with covenants under Patterson-UTI’s debt agreements.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in Patterson-UTI's SEC filings. Patterson-UTI's filings may be obtained by contacting Patterson-UTI or the SEC or through Patterson-UTI's website at http://www.patenergy.com or through the SEC's Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. Patterson-UTI undertakes no obligation to publicly update or revise any forward-looking statement.

PATTERSON-UTI ENERGY, INC.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2022	2022	2021	2022	2021
REVENUES	$788,476	$727,503	$466,493	$2,647,592	$1,357,081
COSTS AND EXPENSES:
Direct operating costs	515,817	500,621	378,897	1,846,550	1,081,948
Depreciation, depletion, amortization and impairment	123,304	122,150	411,194	483,945	849,178
Selling, general and administrative	34,577	28,472	24,206	116,589	92,382
Credit loss expense	—	—	(1,500)	—	(1,500)
Merger and integration expense	—	24	9,994	2,069	12,060
Other operating (income) expense, net	(2,027)	(109)	4,506	(12,592)	763

Total costs and expenses	671,671	651,158	827,297	2,436,561	2,034,831

OPERATING INCOME (LOSS)	116,805	76,345	(360,804)	211,031	(677,750)

OTHER INCOME (EXPENSE):
Interest income	273	58	26	360	222
Interest expense, net of amount capitalized	(8,058)	(10,975)	(10,582)	(40,256)	(41,978)
Other	(629)	(1,774)	(1,115)	(3,273)	(275)

Total other expense	(8,414)	(12,691)	(11,671)	(43,169)	(42,031)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	108,391	63,654	(372,475)	167,862	(719,781)

INCOME TAX EXPENSE (BENEFIT)	8,294	2,202	(8,116)	13,204	(62,702)

INCOME (LOSS) FROM CONTINUING OPERATIONS	100,097	61,452	(364,359)	154,658	(657,079)

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	—	—	2,534	—	2,534

NET INCOME (LOSS)	$100,097	$61,452	$(361,825)	$154,658	$(654,545)

NET INCOME (LOSS) PER COMMON SHARE:
Basic
Continuing operations	$0.46	$0.28	$(1.69)	$0.72	$(3.37)
Discontinued operations	$—	$—	$0.01	$—	$0.01
Net income (loss) - basic	$0.46	$0.28	$(1.68)	$0.72	$(3.36)

Diluted
Continuing operations	$0.46	$0.28	$(1.69)	$0.70	$(3.37)
Discontinued operations	$—	$—	$0.01	$—	$0.01
Net income (loss) - diluted	$0.46	$0.28	$(1.68)	$0.70	$(3.36)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	215,475	216,822	215,087	215,935	195,021
Diluted	219,838	220,454	215,087	219,496	195,021
CASH DIVIDENDS PER COMMON SHARE	$0.08	$0.04	$0.02	$0.20	$0.08

PATTERSON-UTI ENERGY, INC.

Additional Financial and Operating Data

(unaudited, dollars in thousands)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2022	2022	2021	2022	2021
Contract Drilling:
Revenues	$399,402	$356,044	$230,872	$1,316,672	$664,030
Direct operating costs	$232,142	$227,063	$172,407	$832,180	$463,456
Adjusted gross margin (1)	$167,260	$128,981	$58,465	$484,492	$200,574
Other operating (income) expenses, net	$(30)	$(6)	$8	$(34)	$25
Selling, general and administrative	$2,306	$1,703	$1,353	$6,774	$4,699
Depreciation, amortization and impairment	$86,734	$83,851	$321,453	$337,513	$618,879
Operating income (loss)	$78,250	$43,433	$(264,349)	$140,239	$(423,029)

Operating days - U.S. (2)	12,072	11,767	9,764	45,216	29,960

Average revenue per operating day - U.S.	$31.83	$28.67	$22.03	$27.57	$21.64
Average direct operating costs per operating day - U.S.	$18.38	$18.20	$16.58	$17.32	$15.11
Average adjusted gross margin per operating day - U.S. (3)	$13.45	$10.47	$5.45	$10.25	$6.53
Average rigs operating - U.S. (2)	131	128	106	124	82

Capital expenditures	$86,195	$67,564	$53,186	$255,634	$109,894

Pressure Pumping:
Revenues	$306,783	$287,664	$183,292	$1,022,413	$523,756
Direct operating costs	$220,758	$211,704	$162,397	$781,385	$475,953
Adjusted gross margin (1)	$86,025	$75,960	$20,895	$241,028	$47,803
Selling, general and administrative	$2,465	$2,265	$1,982	$8,763	$7,361
Depreciation, amortization and impairment	$24,918	$24,746	$60,342	$98,162	$159,305
Operating income (loss)	$58,642	$48,949	$(41,429)	$134,103	$(118,863)

Average active spreads (4)	12	12	10	12	8
Fracturing jobs	142	146	130	558	422
Other jobs	157	189	163	669	754
Total jobs	299	335	293	1,227	1,176

Average revenue per fracturing job	$2,124.44	$1,933.07	$1,377.58	$1,799.97	$1,187.29
Average revenue per other job	$32.56	$28.76	$25.81	$26.95	$30.13
Average revenue per total job	$1,026.03	$858.70	$625.57	$833.26	$445.37
Average costs per total job	$738.32	$631.95	$554.26	$636.83	$404.72
Average adjusted gross margin per total job (5)	$287.71	$226.75	$71.31	$196.44	$40.65

Adjusted gross margin as a percentage of revenues (5)	28.0%	26.4%	11.4%	23.6%	9.1%

Capital expenditures	$23,266	$46,653	$15,219	$137,935	$34,676

Directional Drilling:
Revenues	$59,468	$58,871	$35,214	$216,498	$111,481
Direct operating costs	$48,298	$48,445	$34,261	$179,135	$101,628
Adjusted gross margin (1)	$11,170	$10,426	$953	$37,363	$9,853
Selling, general and administrative	$1,733	$1,920	$1,233	$6,401	$4,884
Depreciation, amortization and impairment	$4,169	$4,056	$20,407	$15,428	$40,270
Operating income (loss)	$5,268	$4,450	$(20,687)	$15,534	$(35,301)

Adjusted gross margin as a percentage of revenues (6)	18.8%	17.7%	2.7%	17.3%	8.8%

Capital expenditures	$4,486	$5,110	$3,978	$16,598	$8,591

PATTERSON-UTI ENERGY, INC.

Additional Financial and Operating Data

(unaudited, dollars in thousands)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2022	2022	2021	2022	2021
Other Operations:
Revenues	$22,823	$24,924	$17,115	$92,009	$57,814
Direct operating costs	$14,619	$13,409	$9,832	$53,850	$40,911
Adjusted gross margin (1)	$8,204	$11,515	$7,283	$38,159	$16,903
Selling, general and administrative	$806	$673	$454	$2,678	$1,943
Depreciation, depletion, amortization and impairment	$6,259	$8,212	$7,556	$27,671	$24,865
Operating income (loss)	$1,139	$2,630	$(727)	$7,810	$(9,905)

Capital expenditures	$5,647	$6,466	$2,632	$25,504	$11,638

Corporate:
Selling, general and administrative	$27,267	$21,911	$19,184	$91,973	$73,495
Depreciation	$1,224	$1,285	$1,436	$5,171	$5,859
Credit loss expense	$—	$—	$(1,500)	$—	$(1,500)
Merger and integration expense	$—	$24	$9,994	$2,069	$12,060
Other operating (income) expenses, net	$(1,997)	$(103)	$4,498	$(12,558)	$738

Capital expenditures	$(350)	$562	$468	$1,126	$1,521

Discontinued Operations:
Income from discontinued operations, net of tax	$—	$—	$2,534	$—	$2,534

Capital expenditures	$—	$—	$763	$—	$763

Total Capital Expenditures	$119,244	$126,355	$76,246	$436,797	$167,083

(1)
Adjusted gross margin is defined as revenue less direct operating costs (excluding depreciation, depletion, amortization and impairment expense). See Non-GAAP Financial Measures below for a reconciliation of GAAP gross margin to adjusted gross margin by segment.
(2)
A rig is considered to be operating if it is earning revenue pursuant to a contract on a given day. Average rigs operating is defined as operating days divided by the number of days in the period.
(3)
Average adjusted gross margin per operating day is defined as adjusted gross margin divided by operating days.
(4)
Average active spreads is the average number of spreads that were crewed and actively marketed during the period.
(5)
For Pressure Pumping, average adjusted gross margin per total job is defined as adjusted gross margin divided by total jobs. Adjusted gross margin as a percentage of revenues is defined as adjusted gross margin divided by revenues.
(6)
For Directional Drilling, adjusted gross margin as a percentage of revenues is defined as adjusted gross margin divided by revenues.

	December 31,	December 31,
Selected Balance Sheet Data (unaudited, in thousands):	2022	2021
Cash and cash equivalents	$137,553	$117,524
Current assets	$829,419	$583,653
Current liabilities	$550,966	$435,853
Working capital	$278,453	$147,800
Long-term debt	$830,937	$852,323

PATTERSON-UTI ENERGY, INC.

Non-GAAP Financial Measures

Adjusted EBITDA

(unaudited, dollars in thousands)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30	December 31,	December 31,
	2022	2022	2021	2022	2021
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)(1):
Net income (loss) from continuing operations	$100,097	$61,452	$(364,359)	$154,658	$(657,079)
Income tax expense (benefit)	8,294	2,202	(8,116)	13,204	(62,702)
Net interest expense	7,785	10,917	10,556	39,896	41,756
Depreciation, depletion, amortization and impairment	123,304	122,150	411,194	483,945	849,178

Adjusted EBITDA	$239,480	$196,721	$49,275	$691,703	$171,153

Total revenues	$788,476	$727,503	$466,493	$2,647,592	$1,357,081
Adjusted EBITDA margin	30.4%	27.0%	10.6%	26.1%	12.6%

Adjusted EBITDA by operating segment:
Contract drilling	$164,984	$127,284	$57,104	$477,752	$195,850
Pressure pumping	83,560	73,695	18,913	232,265	40,442
Directional drilling	9,437	8,506	(280)	30,962	4,969
Other operations	7,398	10,842	6,829	35,481	14,960
Corporate	(25,899)	(23,606)	(33,291)	(84,757)	(85,068)

Consolidated Adjusted EBITDA	$239,480	$196,721	$49,275	$691,703	$171,153

(1)
Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) is not defined by accounting principles generally accepted in the United States of America (“GAAP”). We define Adjusted EBITDA as net income (loss) from continuing operations plus income tax expense (benefit), net interest expense, and depreciation, depletion, amortization and impairment expense (including impairment of goodwill). We present Adjusted EBITDA as a supplemental disclosure because we believe it provides to both management and investors additional information with respect to the performance of our fundamental business activities and a comparison of the results of our operations from period to period and against our peers without regard to our financing methods or capital structure. We exclude the items listed above from net income (loss) from continuing operations in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be construed as an alternative to the GAAP measure of net income (loss) from continuing operations. Our computations of Adjusted EBITDA may not be the same as similarly titled measures of other companies.

PATTERSON-UTI ENERGY, INC.

Non-GAAP Financial Measures

Adjusted Gross Margin

(unaudited, dollars in thousands)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2022	2022	2021	2022	2021
Contract Drilling:
Revenues	$399,402	$356,044	$230,872	$1,316,672	$664,030
Less direct operating costs	(232,142)	(227,063)	(172,407)	(832,180)	(463,456)
Less depreciation, amortization and impairment	(86,734)	(83,851)	(321,453)	(337,513)	(618,879)
GAAP gross margin	80,526	45,130	(262,988)	146,979	(418,305)
Depreciation, amortization and impairment	86,734	83,851	321,453	337,513	618,879
Adjusted gross margin (1)	$167,260	$128,981	$58,465	$484,492	$200,574

Pressure Pumping:
Revenues	$306,783	$287,664	$183,292	$1,022,413	$523,756
Less direct operating costs	(220,758)	(211,704)	(162,397)	(781,385)	(475,953)
Less depreciation, amortization and impairment	(24,918)	(24,746)	(60,342)	(98,162)	(159,305)
GAAP gross margin	61,107	51,214	(39,447)	142,866	(111,502)
Depreciation, amortization and impairment	24,918	24,746	60,342	98,162	159,305
Adjusted gross margin (1)	$86,025	$75,960	$20,895	$241,028	$47,803

Directional Drilling:
Revenues	$59,468	$58,871	$35,214	$216,498	$111,481
Less direct operating costs	(48,298)	(48,445)	(34,261)	(179,135)	(101,628)
Less depreciation, amortization and impairment	(4,169)	(4,056)	(20,407)	(15,428)	(40,270)
GAAP gross margin	7,001	6,370	(19,454)	21,935	(30,417)
Depreciation, amortization and impairment	4,169	4,056	20,407	15,428	40,270
Adjusted gross margin (1)	$11,170	$10,426	$953	$37,363	$9,853

Other Operations:
Revenues	$22,823	$24,924	$17,115	$92,009	$57,814
Less direct operating costs	(14,619)	(13,409)	(9,832)	(53,850)	(40,911)
Less depreciation, depletion, amortization and impairment	(6,259)	(8,212)	(7,556)	(27,671)	(24,865)
GAAP gross margin	1,945	3,303	(273)	10,488	(7,962)
Depreciation, depletion, amortization and impairment	6,259	8,212	7,556	27,671	24,865
Adjusted gross margin (1)	$8,204	$11,515	$7,283	$38,159	$16,903

(1)
We define “Adjusted gross margin” as revenues less direct operating costs (excluding depreciation, depletion, amortization and impairment expense). Adjusted gross margin is included as a supplemental disclosure because it is a useful indicator of our operating performance.